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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: DECEMBER 1, 2004
                        (Date of earliest event reported)

                         TRAVELCENTERS OF AMERICA, INC.
                         ------------------------------
             (Exact name of Registrant as specified in its charter)

         Delaware                      333-52442               36-3856519
         --------                      ---------               ----------
(State or Other Jurisdiction    (Commission File Number)      (IRS Employer
     of Incorporation)                                       Identification No.)

24601 Center Ridge Road, Suite 200, Westlake, Ohio                 44145-5639
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     (Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code: (440) 808-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
      CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On December 1, 2004, we entered into an Amended and Restated Credit Agreement, which we refer to as the 2004 Credit Agreement, with a group of lenders that included JP Morgan Chase Bank, N.A. as Administrative Agent, and Lehman Commercial Paper, Inc. as Syndication Agent. The 2004 Credit Agreement provides for a $475.0 million Term Loan Facility and a $125.0 Revolving Credit Facility. At closing on December 1, 2004, we borrowed $475.0 million under the Term Loan Facility and $25.0 million under the Revolving Credit Facility. Funds managed by Oak Hill Advisors, Inc. and its affiliates, which have a series of strategic relationships with our majority shareholder, Oak Hill Capital Partners, L.P., were participants in the loan syndication for an amount of $50.0 million of the Term Loan Facility. Other than in respect of this transaction and the agreement being amended and restated, there otherwise was no material relationship between any of the lenders under the 2004 Credit Agreement and us, any of our affiliates or any of our officers and directors.

      The terms of the 2004 Credit Agreement are substantially similar to those included in the Amended and Restated Credit Agreement dated as of November 14, 2000, which we refer to as the 2000 Credit Agreement. The following are the significant changes to our senior indebtedness under the 2004 Credit Agreement.

            - The interest rate spreads were reduced. For term loan borrowings, the rate spreads for prime-based borrowings and LIBOR-based borrowings are now 0.75% and 1.75%, respectively. For revolving credit borrowings, the rate spreads for prime-based borrowings and LIBOR-based borrowings are now 1.25% and 2.25%, respectively.

            - The sub-limit within the Revolving Credit Facility for letters of credit was increased to $90.0 million.

            - The amounts and ratios for various negative covenants were adjusted to reflect changes in our size and our current business plan.

            - The Term Loan and Revolving Credit Facilities each mature on October 1, 2008, provided, however, that if prior to October 1, 2008 we refinance our Subordinated Notes due 2009 with indebtedness that meets the requirements set forth in the 2004 Credit Agreement the maturity dates for the Term Loan Facility and the Revolving Credit Facility shall be extended to December 1, 2011 and December 1, 2009, respectively.

            - Assuming that our Subordinated Notes due 2009 are refinanced prior to October 1, 2008, the aggregate amounts of scheduled quarterly repayments for each year were revised to the following:

Year ending               Principal
December 31,              Repayments
------------           ---------------
  2005                 $             -
  2006                       4,750,000
  2007                       4,750,000
  2008                       4,750,000
  2009                       4,750,000
  2010                       4,750,000
  2011                     451,250,000
                       ---------------
  Total                $   475,000,000
                       ===============

      The 2004 Credit Agreement is attached to this Form 8-K as Exhibit 99.1.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

      On December 1, 2004, we entered into a Master Termination Agreement among us, TCA Network Funding, L.P. and certain other parties. Other than in respect of this transaction and the agreements being terminated, there was no material relationship between TCA Network Funding, L.P. or the other parties and us, any of our affiliates or any of our officers and directors. Pursuant to the Master Termination Agreement, we terminated

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our Lease Agreement and Agreement for Lease, both dated as of September 9, 1999, and both among us and TCA Network Funding, L.P. As a result of the terminations, we paid to TCA Network funding LP a termination payment of $65.8 million and acquired all of the assets that we had been leasing from TCA Network Funding LP at eight of our travel centers. The Master Termination Agreement also served to terminate a number of other agreements to which TCA Network Funding, L.P. was a party but to which we were not a party. The termination payment was funded with borrowings under the 2004 Credit Agreement.

      The Master Termination Agreement is attached to this Form 8-K as Exhibit 99.3.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

      On December 1, 2004, we consummated our acquisition of eleven travel centers from Rip Griffin Truck Service Center, Inc. Other than in respect of this transaction, there was no material relationship between Rip Griffin and us, any of our affiliates or any of our officers and directors. The eleven travel centers acquired are located on interstate highways in Arizona, Arkansas, California, Colorado, New Mexico, Texas and Wyoming and are all full-service travel centers that include full-service and quick service restaurants, truck maintenance and repair shops, convenience and travel stores and other driver amenities, similar to the other travel centers in our network. Giving effect to this acquisition, as of December 1, 2004, our travel center network consisted of 159 sites in 41 states and Canada.

      At closing, we paid the remainder of the $120.0 million purchase price for the travel center assets ($5.0 million had been paid into an escrow account on October 1, 2004 when the Asset Purchase Agreement was executed) and also paid an additional $7.1 million for acquired working capital. The amount paid for cash on hand at the travel centers and for inventories was based on estimates and any differences between the estimates and the actual amounts determined by physical counts will be paid or collected once those counts are finalized and agreed. In addition to the cash consideration, we assumed the liability for certain environmental contingencies at the acquired sites, which liability we estimated to be $1.3 million. The acquisition was funded with borrowings under the 2004 Credit Agreement.

      The Asset Purchase Agreement is attached to this Form 8-K as Exhibit 99.2.

ITEM 7.01 REGULATION FD DISCLOSURE

      On December 1, 2004, we issued a press release regarding the consummation of the acquisition of the Rip Griffin travel center assets as described in Item
2.01 above. A copy of the press release is furnished herewith as Exhibit 99.4.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)   EXHIBITS

      99.1  Amended and Restated Credit Agreement dated as of December 1, 2004

      99.2 Asset Purchase Agreement among B.R.G, Inc., Rip Griffin Truck Service Center, Inc., TravelCenters of America, Inc. and TA Operating Corporation dated as of October 1, 2004

      99.3 Master Termination Agreement dated as of December 1, 2004 among TCA Network Funding, Limited Partnership, ML Leasing Equipment Corp., TA Operating Corporation, TravelCenters of America, Inc., General Electric Capital Corporation, Citicapital Commercial Corporation, PAM Capital funding L.P., and PAMCO Cayman LTD.

      99.4  Press release dated December 1, 2004

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      This release and other reports and statements issued or made from time to time include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our future prospects, developments and business strategies. The statements contained in this report that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties. We have used the words "may," "will," "expect," "anticipate," "believe," "estimate," "plan," "intend" and similar expressions in this report to identify forward-looking statements. These forward-looking statements are made based on our expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by forward-looking statements. The following factors are among those that could cause our actual results to differ materially from the forward-looking statements:

      - competition from other travel center and truck stop operators, including additional or improved services or facilities of competitors;

      - the economic condition of the trucking industry, which in turn is dependent on general economic factors;

      -     increased environmental governmental regulation;

      -     changes in the highway infrastructure;

      - changes in governmental regulation of the trucking industry, including regulations relating to diesel fuel and gasoline;

      -     changes in accounting standards generally accepted in the United
            States;

      -     changes in interest rates;

      -     diesel fuel and gasoline pricing;

      -     availability of diesel fuel and gasoline supply;

      - success of new business ventures, including the risks that the business acquired and any other businesses or investments that we have acquired or may acquire may not be successfully integrated into our current business operations; and

      - availability of sufficient qualified personnel to staff company-operated sites.

      All of our forward-looking statements should be considered in light of these factors and all other risks discussed from time to time in our filings with the Securities and Exchange Commission. We do not undertake to update our forward-looking statements to reflect future events or circumstances.

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                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           TRAVELCENTERS OF AMERICA, INC.

                                     By:   /s/   James W. George
                                           -------------------------------------
                                           James W. George,
                                           Executive Vice President,
                                           Chief Financial Officer and Secretary

Date: December 6, 2004

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